Exhibit 10.3

AGREEMENT

The parties hereto agree as follows:

1. Stephen Williams (“Williams”) agrees to loan to Pioneer Bankshares, Inc. (“Pioneer”), the sum of Two Million US. Dollars ($2,000,000.00). This loan shall bear interest at the rate of 4% per year. Pioneer agrees to pay all accrued interest (thereon either monthly, quarterly or annually as Williams may choose. In addition, Pioneer shall pay $400,000.00 each year on principal. The loan shall be paid in full in 5 years, and may not be prepaid without Williams consent.

2. This loan will be evidenced by a promissory note in the principal amount of $2,000,000.00 payable to Williams or his Order, signed by Pioneer, in a form acceptable to Williams’s attorney.

3. Williams shall fund the loan when requested to do so by Pioneer but in no event later than July 31, 2012. Interest shall start to run at the time the loan is funded.

4. Williams understands that this loan is not insured by the Federal Deposit Insurance Corporation (FDIC) or any other governmental or private entity.

WITNESSETH the following signatures and seals:

By:	/s/ Stephen Williams	6/29/2012

Stephen Williams

Pioneer Bankshares, Inc.

By:	/s/ Thomas R. Rosazza	6/29/2012

Thomas R. Rosazza, its President